As filed with the Securities and Exchange Commission on September 17, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOAMIX PHARMACEUTICALS LTD.

(Exact name of registrant as specified in governing instruments)

State of Israel	2833	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

Foamix Pharmaceuticals Ltd.
2 Holzman Street, Weizmann Science Park
Rehovot 76704, Israel
Tel: +972-8-9316233
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Tel: +1 (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Phyllis G. Korff, Esq.	Amir Zolty, Adv.	Joshua G. Kiernan, Esq.	Clifford M. J. Felig, Adv.
Andrea Nicolas, Esq.	Yingke Israel - Eyal Khayat,	Colin J. Diamond, Esq.	Meitar Liquornik Geva
Skadden, Arps, Slate,	Zolty, Neiger & Co.	White & Case LLP	Leshem Tal
Meagher & Flom LLP	9 Hamanofim St., P.O. Box 2136	1155 Avenue of the Americas	16 Abba Hillel Silver Rd.
4 Times Square	Herzliya Pituach 46120, Israel	New York, NY 10036	Ramat Gan 5250608, Israel
New York, New York 10036	Tel: +972-9-957-7171	Tel: +1 (212) 819-8200	Tel: +972-3-610-3100
Tel: +1 (212) 735-3000	Fax: +972-9-957-7177	Fax: +1 (212) 354-8113	Fax: +972-3-610-3111
Fax: +1 (212) 735-2000

Approximate date of commencement of proposed sale to the public: As soon as is practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-198123

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Ordinary Shares, par value NIS 0.16 per share	909,545	$6.00(2)	$5,457,270	$703

(1)	Represents only the additional shares being registered and includes 118,636 shares subject to the underwriters' option to purchase additional shares.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM F-1, FILE NO. 333- 198123

Foamix Pharmaceuticals Ltd. hereby incorporates by reference into this Registration Statement on Form F-1 in its entirety the Registration Statement on Form F-1 (File No. 333-198123), as amended, which was declared effective on September 17, 2014 by the Securities and Exchange Commission, including all exhibits thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Rehovot, Israel on September 17, 2014.

FOAMIX PHARMACEUTICALS LTD..

By:	/s/ Dov Tamarkin
Name: Dov Tamarkin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Dov Tamarkin	Chief Executive Officer	September 17, 2014
Dov Tamarkin	(principal executive officer)

*	Chief Financial Officer	September 17, 2014
Ilan Hadar	(principal financial officer and principal accounting officer)

*	Chairman of the Board of Directors	September 17, 2014
Meir Eini

*	Director	September 17, 2014
Chaim Chizic

*	Director	September 17, 2014
Stanley Hirsch

*By: /s/ Dov Tamarkin
          Name:      Dov Tamarkin
          Title:      Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in Newark, Delaware, on September 17, 2014.

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Authorised Representative in the United States

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EXHIBIT INDEX

Exhibit number	Description
5.1	Opinion of Yingke Israel - Eyal Khayat, Zolty, Neiger & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)
23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm
23.2	Consent of Yingke Israel - Eyal Khayat, Zolty, Neiger & Co. (included in the opinion filed as Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Company's Registration Statement on Form F-1 (File No. 333-198123) filed with the Commission on August 13, 2014)

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